EXHIBIT A
                                                                ---------






                       FRONTIER UNION 401(K) SAVINGS PLAN

                                  INTRODUCTION

     This plan was established, effective (except as otherwise set forth herein) as of June 29, 2001, the date Citizens Communications Company acquired the stock of the Participating Employers listed on Appendix A.

     The Plan is intended to qualify as a profit sharing plan pursuant to the provisions of Code Sections 401(a) and 401(k).




                                       1
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                                    Article I
                                   Definitions
                                   -----------

1.1  "Affiliated Company" means the Company and

     (a) any other company which is included within a "controlled group of corporations" within which the Company is also included, as determined under Section 1563 of the Code without regard to Subsections (a)(4) and (e)(3)(C) of said Section 1563; or

     (b) any other trades or businesses (whether or not incorporated) with which the Company is affiliated which, based on principles similar to those defining a "controlled group of corporations" for the purposes of (a) above, are under common control; or

     (c) any other entities required to be aggregated with the Company pursuant to Code Section 414.

1.2 "Basic Contributions" means a Participant's contributions to the Plan in any whole percentage of Compensation up to a maximum of 3% of Compensation in accordance with Section 3.2 of the Plan and, where applicable, Appendix B.

1.3 "Beneficiary" means the Participant's surviving spouse or, in the event there is no surviving spouse or the surviving spouse elects in writing not to receive any death benefits under the Plan, the person or persons (including a trust) designated by a Participant to receive any death benefit which shall be payable under the Plan.

1.4 "Board" means the Board of Directors of the Company or any committee of the Board of Directors authorized to act on behalf of the Board. Any such Board committee shall be composed of at least three members of the Board of Directors. As used in the Plan the term "Board-appointed committee" means the Committee and any other committee appointed by the Board which need not be comprised of at least three Board members but may include or consist entirely of management personnel who are not members of the Board.

1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued pursuant thereto.

1.6  "Committee" means the Retirement Committee of the Company.

1.7 "Company" means Citizens Communications Company, a Delaware corporation, its predecessor or its successor. The Company is the sponsor of the Plan.

1.8  "Company Stock" means Citizens Communications Company common stock.

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1.9  "Compensation"  means the total of a  Participant's  basic salary or wages, bonuses, overtime and commissions paid by a Participating Employer for services actually rendered by the Participant to a Participating Employer. A Participant's Compensation shall not include imputed long term disability premiums, pension payments or any other form of extra remuneration of whatever nature except bonuses and commissions included under the preceding sentence, nor any annual remuneration in excess of the limitation set forth in Section 401(a)(17) of the Code. For any Participant receiving disability pay from a Participating Employer during a payroll period (other than a disability pension), the term "Compensation" means such disability pay. For any Employee who is making Pre-Tax Contributions pursuant to Section 3.7 of the Plan, pre-tax contributions under the Company's or a Participating Employer's cafeteria plan (Code Section 125) or pre-tax contributions under the Company's or a Participating Employer's qualified transportation fringe benefit program (Code Section 132(f)), the term Compensation shall be based on his wages, salary, commissions and bonuses, all as defined above, prior to any salary reduction. Notwithstanding the foregoing, if a particular collective bargaining agreement requires a modification of the term "Compensation" as set forth above, the modification shall be set forth in the appropriate Schedule under Appendix B and shall be used with respect to any Participant whose Plan participation is governed by such Schedule. Notwithstanding any provision to the contrary, for purposes of the contributions set forth in Article IV of the Plan, in no event shall a Participant's Compensation include amounts paid prior to his or her becoming a Participant in the Plan.

1.10 "Early Retirement Age" means age 55.

1.11 "Effective Date" means June 29, 2001.

1.12 "Election Period" means the period of time during which a Participant can elect, with the consent of his spouse, to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity or can elect to revoke such a waiver. In the case of a Qualified Joint and Survivor Annuity, the Election Period is the 90 day period preceding the annuity starting date. In the case of a Qualified Pre-Retirement Survivor Annuity, the Election Period begins on the first day of the Plan Year in which a Participant attains age 35 and ends on the date of the Participant's death, provided that if a Participant terminates employment prior to age 35, his Election Period shall begin on his termination date.

1.13 "Employee"  means  any  individual  who  is  employed  by  a  Participating
     Employer.

1.14 "Employer Fixed Contributions" means a contribution by a Participating Employer as specified in Section 4.1 of the Plan and Appendix B. These contributions are not contingent on the level of Participant contributions.

1.15 "Employer Matching Contributions" means the contributions of a Participating Employer that are contingent upon a Participant's Basic Contributions in an amount specified for the Participating Employer in Appendix B.

1.16 "Employer Profit Sharing Contributions" means the contributions of a Participating Employer that are not contingent on the level of Participant contributions and are specified, if any, in Appendix B for each Participating Employer.

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1.17 "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
     amended from time to time, and any regulations issued pursuant thereto.

1.18 "Excess Contributions" means, with respect to any Plan Year, the excess of:

     (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

     (b) The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.19 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

     (a) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

     (b) The maximum contribution percentage amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

          Such determination shall be made after first determining excess tax-deferred contributions pursuant to Section 4.1(l) of the Plan and Excess Contributions pursuant to Section 1.18 of the Plan.

1.20 "Forfeiture" means that portion of a Participant's Restricted Employer Contribution Account which is forfeited before full vesting.

1.21 "Global Stock" means Global Crossing, Ltd. common stock.

1.22 "Global Stock Account" means the account established under the Plan to hold Global Stock held by a Participant under the Prior Plan on the day before the Effective Date. No additional Global Stock may be contributed to the Global Stock Account on or after the Effective Date.

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1.23 "Highly Compensated Employee" means, any Employee who:

     (a) was a "5% owner", as defined in Section 416(i)(1) of the Code, during the current or preceding Plan Year; or

     (b) received Compensation from a Participating Employer or an Affiliated Company which, in total, exceeded $85,000 for the preceding Plan Year, and, if the Company so elects, was in the top-paid group for the preceding Plan Year.

          The $85,000 dollar amount shall be adjusted for cost of living increases as provided under the Code. The determination of whether an Employee is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the rules and regulations promulgated thereunder.

1.24 "Investment Manager" means any individual or corporation selected by the Board or by any Board-appointed committee having the authority to select such person who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or
     (iii) is an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state and each individual or corporation acknowledges in writing that he or the corporation, as the case may be, is a fiduciary with respect to the Plan.

1.25 "Leased Employee" means any person who is not otherwise an Employee and who, pursuant to an agreement between a Participating Employer and any other person or organization, has performed services for the Participating Employer, or for the Participating Employer and related persons (determined in accordance with Section 414(n)(6) of the Code), on a basis whereby if such person were an Employee, such person would have become an eligible Employee hereunder either in the initial eligibility computation period or any Plan Year thereafter, and such services are performed under the primary direction or control of the Participating Employer, provided, that a person shall not be treated as a Leased Employee for any Plan Year if, during such Plan Year: (i) such person is covered by a money purchase pension plan described in Section 414(n)(5)(B) of the Code, and (ii) not more than 20% of the Employees who are not Highly Compensated Employees are Leased
     Employees. Once a person is classified as a Leased Employee, such person shall remain a Leased Employee for every Plan Year for which the person completes at least 1000 Hours of Service.

1.26 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

1.27 "Normal Retirement Age" means age 65.

1.28 "Participant" means an Employee who meets the eligibility requirements set forth in Section 2.1 of the Plan.

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1.29 "Participant Account" means, as of any Valuation Date, the then amount of a
     Participant's contributions and the Participating Employer's contributions allocated on behalf of the Participant adjusted to reflect any investment earnings and losses attributable to such contributions, withdrawals and distributions, at the then market value of the Trust. Where appropriate, a Participant Account shall have the following subaccounts: a Restricted Employer Contribution Account to record Employer contributions that must be invested in Company Stock, an Unrestricted Employer Contribution Account to record Employer contributions which are no longer restricted to investment in Company Stock, a Participant Pre-Tax Contribution Account to record Pre-Tax Contributions, a Participant Post-Tax Contribution Account to record Post-Tax Contributions and a Rollover Account to record rollover contributions. Participant Account shall also include the Global Stock Account established under the Plan. Earnings associated with each type of contribution shall be allocated to the account to which the associated contributions are allocated.

1.30 "Participating Employer" means each Affiliated Company that has adopted the Plan for the benefit of its eligible Employees. Participating Employers are listed in Appendix A.

1.31 "Plan" means this Frontier Union 401(k) Savings Plan as set forth herein and as it may be amended from time to time.

1.32 "Plan Year" means the calendar year. The Plan Year shall be the limitation year as this term is used in ERISA.

1.33 "Post-Tax Contributions" means a Participant's contributions which are non-deductible for income tax purposes at the time they are made.

1.34 "Pre-Tax Contributions" means a Participant's contributions which are not included in his income for income tax purposes at the time they are made.

1.35 "Prior Plan" means the Frontier Group Bargaining Unit Employees' Retirement Savings Plan as in effect on June 28, 2001.

1.36 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is 50% of the amount which is payable during the joint lives of the Participant and the Participant's spouse and which is purchased from an insurance company with the Participant's Account balance.

1.37 "Qualified Pre-Retirement Survivor Annuity" means a life annuity payable to the surviving spouse of a deceased Participant which is purchased from an insurance company with the Participant's Account balance.

1.38 "Restricted Stock" means Company Stock that has been allocated to a Participant's Restricted Employer Contribution Account for a period of less than five years from the date of the initial allocation.

1.39 "Supplemental Contributions" means a Participant's contributions to the Plan in excess of his Basic Contributions in accordance with Section 3.2 of the Plan.

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1.40 "Trust"  or "Trust  Fund"  means the trust  established  to hold  assets in accordance with the Plan and consists of such investment options as from time to time may be designated by the Board or a Board-appointed committee.

1.41 "Trust Agreement" means any agreement entered into between the Company and any Trustee to carry out the purposes of the Plan, which agreement shall constitute a part of the Plan.

1.42 "Trustee" means any bank or trust company selected by the Board or a Board-appointed committee to serve as Trustee pursuant to the provisions of the Trust Agreement.

1.43 "Valuation Date" means the last day the Trust may have been valued provided that the Trust shall be valued no less frequently than on the last day of each calendar quarter.

                                   Article II
                                   Eligibility
                                   -----------

2.1 Eligibility Requirements. An Employee who fits within the eligible class set forth in Appendix B for his Participating Employer and who is not excluded pursuant to the following sentence is eligible to become a Participant in accordance with the provisions set forth in Appendix B. For purposes of applying any minimum service requirement under such provisions, an Employee's credited service under the Prior Plan shall be credited towards any such service requirement. An Employee is not eligible to participate in the Plan if (1) the Employee is a temporary or summer employee; (2) the Employee is a Leased Employee; (3) the Employee is eligible to be an active participant in the Citizens 401(k) Savings Plan; or (4) the Employee is an independent contractor (or a person who is treated by a Participating Employer as an independent contractor, or who is otherwise classified as not being an Employee of the Participating Employer, irrespective of any subsequent reclassification of such individual as a common-law employee of the Participating Employer by the Company, the Participating Employer, an agency or a court.

     In the discretion of the Committee, an eligible Employee of a Participating Employer that has adopted the Plan who is transferred to an Affiliated
     Company that has not adopted the Plan may participate in the Plan under such arrangements as the Committee may prescribe.

2.2 Reemployment. If an Employee terminates employment and is subsequently reemployed by a Participating Employer, he will be eligible to begin participation in the Plan on the first day of the month following completion of one month of service measured from his reemployment date. All service of such an Employee with a Participating Employer or any Affiliated Company prior to termination of employment shall be credited to such Employee for purposes of the vesting provisions of Section 7.2 of the Plan.

                                  Article III
                   Participation and Participant Contributions
                   -------------------------------------------

3.1 Participation. An eligible Employee may become a Participant by filing a written application with the Committee, or by telephonic or electronic processing, as the Committee shall determine. The application shall indicate the amount of his initial Basic and Supplemental Contributions and whether he intends to have such Contributions made as Post-Tax Contributions or as Pre-Tax Contributions. Except as the Committee in its discretion may otherwise determine, participation will commence with the first payroll period as is administratively practicable to meet following the date such election is received by the Committee or its designee. Participation shall thereafter continue until all amounts in the
     Participant's Account have been distributed even though current contributions may be suspended.

3.2 Amount of Contributions. Contributions may be made by any Participant who has enough Compensation during any payroll period to make a contribution by payroll deduction. Each Participant may contribute, at his option, Basic Contributions in any whole percentage of his Compensation during a payroll period with a minimum contribution of 1% of Compensation and a maximum contribution of 3% of Compensation. If a Participant is making Basic Contributions at the maximum rate of 3% of Compensation, he may also elect to make Supplemental Contributions of any whole percentage from 1% to 13% of his Compensation during a payroll period. All Participant contributions will be in cash in the form of Employee-authorized payroll deductions on either a post-tax basis or, pursuant to Section 3.7 of the Plan, on a pre-tax basis. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service as defined in Section 414(u)(5) of the Code will be provided in accordance with Section 414(u) of the Code.

3.3 Change in Amount of Contributions. The percentage, or percentages if more than one, of Compensation designated by the Participant as his contribution rate will continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant, by filing a written election form furnished by the Committee, or by telephonic or electronic processing, as the Committee shall determine, may change his percentage of contributions as frequently during the Plan Year and pursuant to such rules as the Committee may prescribe. Any such change will become effective on the first payroll period as is administratively practicable to meet after the date such election is received by the Committee or its designee. If a Participant's total contribution rate is in excess of 3% of Compensation, any such change will first be applied to adjust the amount of his Supplemental Contributions and then, if necessary, to adjust the amount of his Basic Contributions. If a Participant's total contribution rate is less than 3% of Compensation, any such change will first be applied to adjust the amount of his Basic Contributions and then, if necessary, to provide for Supplemental Contributions.

3.4 Suspension of Participant Contributions. A Participant, by filing a written election with the Committee, or by telephonic or electronic processing, as the Committee shall determine, may elect to suspend either his Basic or Supplemental Contributions, or both, at any time. Any such suspension will become effective with the first payroll period as is administratively practicable to meet after the date such election is received by the Committee or its designee. A suspension of all Basic Contributions will automatically suspend all Supplemental Contributions. In order to resume making contributions, the Participant must follow the procedure outlined in
     Section 3.1 of the Plan as though he were a new Participant. A Participant will not be permitted to make up suspended contributions. Participant contributions will be suspended automatically for any payroll period in which the Participant is not in receipt of Compensation. Such automatic suspension shall be lifted beginning with the next payroll period that the Participant receives Compensation. The suspension of Supplementa1 Contributions, in the absence of an election to the contrary, will not affect Basic Contributions.

3.5  Remittance  of  Participant  Contributions  to  the  Trustee.   Participant
     contributions will be remitted as soon as administratively practicable to the Trustee.

3.6 Termination of Participant Contributions. A Participant's contributions will terminate effective with the payroll period that ends or includes the date the Participant terminates employment for any reason, including retirement or death.

3.7 Pre-Tax Contributions Option. A Participant shall have the option of having his Basic and Supplemental Contributions to the Plan made on a tax-deferred basis pursuant to the terms of this Section. Basic and Supplemental Pre-Tax Contributions may be made solely pursuant to a salary reduction agreement between an individual Participant and his Employer. Under this agreement, the Participant agrees to reduce his Compensation by a specified percentage (as outlined in Section 3.2 of the Plan) and the Participating Employer agrees to contribute to the Plan the identical amount on behalf of the Participant. The agreement shall be in such form and subject to such rules as the Committee may prescribe. The Committee, in its sole discretion, may limit the number of salary reduction agreements a Participant may make during a Plan Year, except that an agreement may be terminated at any time, in which event the Participant shall specify whether all of his contributions shall cease or continue to be made as Post-Tax Contributions.

3.8 Rollovers to the Plan. Notwithstanding the limitations on contributions set forth in the preceding Sections of this Article III, any active Employee may make rollover contributions (as defined in Sections 402(c)(4), 403(a)(4) and 408(d)(3) of the Code) to the extent the Committee in its discretion may permit and in accordance with rules it shall establish. In addition, the Committee in its sole discretion may arrange for a Participant's account in any other tax-qualified plan to be transferred directly to the Plan. No rollover contribution or transfer shall be permitted if it could adversely affect the tax qualification of the Plan. All rollovers and transfers to the Plan shall be credited to a Participant's Rollover Account.

                                   Article IV
                      Participating Employer Contributions
                      ------------------------------------

4.1 Employer Contributions. Subject to the limitations of Section 4.4 of the Plan, each Participating Employer shall contribute Employer Fixed Contributions, Employer Matching Contributions or Employer Profit Sharing Contributions as specified in Appendix B for such Participating Employer. All Participating Employer contributions shall be made in cash or in Company Stock, and will be invested in accordance with Article V.

4.2 Remittance of Employer Contributions. Employer Matching Contributions shall be remitted to the Trustee on a regular and periodic basis following the payroll period to which they relate but in no event shall they be made less frequently than quarterly. Employer Profit Sharing Contributions for a Plan Year shall be remitted to the Trustee by a Participating Employer no later than the date the Participating Employer's tax return is due for the year within which ends the Plan Year to which the contributions relate.

4.3 Effect of Suspension of Participant Contributions on Employer Contributions. During any period in which a Participant's Basic Contributions are suspended, Employer Matching Contributions on his behalf will also be suspended.

4.4  Maximum Contributions. Notwithstanding the contribution levels specified in
     Article III and the preceding Sections of this Article IV, no contributions will be permitted in excess of the limits set forth below:

     1. Code Section 402(g) Limits. A Participant's Pre-Tax Contributions to the Plan and any tax-deferred contributions under any other cash or deferred arrangement in which he may participate shall not exceed $10,500 (adjusted for cost of living increases as provided under the Code) in any taxable year of the Participant. To meet this limit, no contribution to the Plan in excess of $10,500 (as adjusted) shall be accepted on behalf of any Participant during a calendar year. If a Participant participates in more than one plan, he shall notify the Committee of any excess contribution in a calendar year by March 1 of the following year. The Committee shall then cause the portion of such excess allocated to the Plan to be returned to the Participant by April 15 following the calendar year to which the excess contribution relates.

     2. Code Section 401(k) Limits. The following provisions of this Subsection 2 shall not apply in any Plan Year during which the Plan qualifies as a safe harbor plan under Section 401(k)(12) of the Code. The Actual Deferral Percentage, or ADP, for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

          (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

          In applying these tests, the ADP for the Highly Compensated Employees for a Plan Year shall be the average of the percentages, calculated separately, for each eligible Employee in the group, obtained by dividing the sum of the Employee's tax-deferred contributions pursuant to Section 3.2 of the Plan by the Employee's Compensation for the Plan Year. The ADP for the Non-Highly Compensated Employees for a Plan Year shall be calculated in the same manner as for the Highly Compensated Employees, except that tax-deferred contributions and Compensation used in calculating the percentages shall be those of the preceding Plan Year. If an Employee was not eligible to participate for the entire Plan Year, the Compensation taken into account for purposes of these tests shall be his Compensation for the period he was eligible to participate.

          The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals (and qualified non-elective contributions, if treated as elective deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by a Participating Employer, shall be determined as if such elective deferrals (and, if applicable, such qualified non-elective contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          For purposes of the ADP test, compensation means compensation as defined in Section 414(s) of the Code. The period during which compensation is determined for a Plan Year shall be either the Plan Year or the calendar year ending with or within the Plan Year as determined by the Committee. The period selected shall be applied uniformly to all eligible Employees.

          In the event that the Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 40l(k) of the Code only if they have the same Plan Year.

          For purposes of determining the ADP test, elective deferrals and qualified non-elective contributions must be made before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

          The  Company  shall   maintain   records   sufficient  to  demonstrate
          satisfaction of the ADP test and the amount of qualified non-elective contributions used in such test.

          The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury, including, without limitation, Internal Revenue Service Notice 98-1.

     3.   Code  Section  401(m)  Limits.   The  following   provisions  of  this
          Subsection 3 shall not apply in any Plan Year in which the Plan qualifies as a safe harbor plan under Section 401(m)(11) of the Code. The Average Contribution Percentage, or ACP, for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

          (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

          In applying these tests, the ACP for the Highly Compensated Employees for a Plan Year shall be the average of the percentages, calculated separately, for each eligible Employee in the group, obtained by dividing the sum of the Employee's Post-Tax Contributions if applicable under Section 3.2 of the Plan and the Employer's Matching Contributions under Section 4.1 of the Plan by the Employee's Compensation for the Plan Year. The ACP for the Non-Highly Compensated Employees for a Plan Year shall be calculated in the same manner as for the Highly Compensated Employees, except that Post-Tax Contributions, Employer Matching Contributions and Compensation used in calculating the percentages shall be those of the preceding Plan Year. If an Employee was not eligible to participate for the entire Plan Year, the Compensation taken into account for purposes of these tests shall be his Compensation for the period he was eligible to participate.

          If one or more Highly Compensated Employees participate in both a cash or deferred arrangement as defined in Section 401(k) of the Code and a plan subject to the ACP test maintained by a Participating Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the aggregate limit, then the ADP of those Highly Compensated Employees who also participate in the plan subject to the ACP test will be reduced (beginning with the Highly Compensated Employee whose ADP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's ADP is reduced shall be treated as an Excess Contribution. If reduction of the ADPs of Highly Compensated Employees fails to result in the Plan's satisfying the aggregate limit, then the ACP of those Highly Compensated Employees who also participate in the cash or deferred arrangement will next be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

          For purposes of this Section, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer, shall be determined as if the total of such contribution percentage amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then this Section shall be applied by determining the contribution percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

          For purposes of determining the contribution percentage test, matching contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

          The  Company  shall   maintain   records   sufficient  to  demonstrate
          satisfaction of the ACP test and the amount of qualified non-elective contributions used in such test.

          The Committee shall have the responsibility for monitoring compliance with this test and shall have the power to take any steps it deems appropriate to ensure compliance, including limiting the amount of salary reduction permitted by the Highly Compensated Employees or requiring that the contributions for the Highly Compensated Employees be delayed or held in escrow before being paid over to the Trustee until such time as the Committee determines that contributions can be made on behalf of the Highly Compensated, Employees without violating the requirements of Code Section 401(k). Within two and one-half months following the end of a Plan Year the Committee shall distribute such contributions (and earnings attributable thereto) as may be in excess of the amounts required to satisfy the special nondiscrimination test under this Section, or shall make such additional contributions under Sections 3.4 and 3.5 of the Plan as necessary to satisfy the test.

          The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury, including, without limitation, Internal Revenue Service Notice 98-1.

     4. Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Participating Employer maintaining the Plan with respect to such amounts. Excess Contributions are allocated to Highly Compensated Employees with the largest amount of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. Excess Contributions shall be treated as annual additions under the Plan.

          Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the
          Participant's elective deferral account (and, if applicable, the qualified non-elective contribution account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's account balance attributable to elective deferrals (and qualified non-elective contributions, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Excess Contributions shall be distributed from the Participant's elective deferral account (if applicable) in proportion to the Participant's elective deferrals (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's qualified non-elective contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's elective deferral account.

     5. Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed, no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Participating Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest contribution percentage amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contribution percentage amounts and continuing in descending order until all of the Excess Aggregate
          Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

          Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's matching contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified non-elective contribution account and elective deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year; and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Forfeitures   of  Excess   Aggregate   Contributions   may  either  be
          reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the Company.

          Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's matching contribution account (and, if applicable, the Participant's qualified non-elective contribution account or elective deferral account, or both).

     6. Code Section 415 Limits. Pursuant to Code Section 415, the total of the Employee and Participating Employer contributions on behalf of a Participant for each Plan Year (his "annual additions") shall not exceed the lesser of $35,000 (or such larger amounts as reflect cost of living increases pursuant to Section 415 of the Code) or 25% of the Participant's total compensation for such Plan Year. For purposes of this Section, the term "annual additions" means the total each Plan Year of a Participating Employer's contributions, the Employee's contributions and Forfeitures. Rollover contributions and loan repayments are not annual additions for this purpose. For purposes of applying these limitations, the term "compensation" shall have the meaning ascribed to it in regulations under Code Section 415. In general, these regulations define compensation to mean an Employee's W-2 compensation from a Participating Employer but excluding income derived from the exercise of stock options, from the disqualification of an incentive stock option, from restricted stock or from income imputed from the payment of life insurance premiums, and shall include, any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Participating Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132 or 457.

          In addition to the amounts calculated under the Plan, annual additions shall include such amounts, similarly calculated, that are contributed with respect to the Participant to any other defined contribution plan maintained by a Participating Employer or by any Affiliated Company and Participating Employer contributions to an individual medical account as described in Code Sections 415(1) and 419A(d)(2). In determining whether a corporation is an Affiliated Company for this purpose only, the percentage control test set forth in Section 1563(a) of the Code shall be a 50% test in place of the 80% test each place the 80% test appears in said Code Section.

          If Plan contributions exceed the limits of this Section, first the Participant's contributions shall be reduced, as necessary, to eliminate the excess, in the following order of priority: Post-Tax Supplemental Contributions; Post-Tax Basic Contributions; Pre-Tax Supplemental Contributions; and Pre-Tax Basic Contributions. Post-Tax and Pre-Tax Contributions by a Participant which cause the excess, plus the earnings attributable to such contributions may be returned to the Participant in the event the excess is caused by a reasonable error in estimating a Participant's annual compensation or any other cause which is acceptable under Treasury Regulation Section 1.415-6(b)(6). If an excess still exists, the Participating Employer's contribution shall be reduced as necessary.

                                   Article V
                           Investment of Contributions
                           ---------------------------

5.1 Investment Funds. The Trustee shall establish a Company Stock fund and such other investment funds as shall be designated from time to time by any Boardappointed committee authorized to select investment funds. Notwithstanding any other provision of the Plan or Trust Agreement, the assets of the Plan may be invested in any common or collective investment fund or funds, including without limitation, group trusts, which are maintained by a bank or trust company supervised by a state or federal agency, notwithstanding that the bank or trust company is the Trustee, Investment Manager, or otherwise a party-in-interest of the Plan.

5.2 Investment of Employer Contributions. All Participating Employer contributions and the earnings thereon shall be invested initially in Company Stock. All Company Stock so invested shall remain in the Company Stock fund and allocated to the Participant's Restricted Employer Contribution Account until the fifth anniversary of the date of investment. At the expiration of the five year period the Restricted Stock in a Participant's Restricted Employer Contribution Account shall lose its investment restriction and may be invested by the Participant pursuant to
     Section 5.5 of the Plan and any rules established by the Committee thereunder, in any other fund option or left in the Company Stock fund.

5.3 Investment of Participant Contributions. Each Participant will direct, at the time he elects to become a Participant under the Plan, that his Participant contributions be invested in one or more available fund options in accordance with any rules the Committee in its discretion may establish. In the event no election is made, all contributions will be invested in a fixed income fund option designated by the Committee for this purpose.

5.4 Changing the Current Investment Election. A Participant's investment election for his Participant contributions will continue in effect until changed by the Participant. A Participant may change his current investment election as to his future Participant contributions effective no later than the first payroll period as is administratively practicable after the date such election to change is received by the Committee or its designee. Such changes may be made only as frequently as the Committee in its sole discretion may permit and in accordance with any rules the Committee in its discretion may establish.

5.5 Changing the Investment of Accumulated Contributions. A Participant may change his investment election as to some or all of his entire Participant Account balance except for the Restricted Employer Contribution Account. Such changes may be elected only as frequently as the Committee in its sole discretion may permit and in accordance with any rules the Committee in its discretion may establish.

5.6 Voting Rights with Respect to Company Stock and Global Stock. Each Participant shall have the right to vote all shares of Company Stock and of Global Stock held in the Participant's Account. Each Participant shall also have the right to direct the Trustee whether to tender such shares of Company Stock or Global Stock in the event an offer is made by any person other than the Company or Global Crossing, Ltd., respectively, to purchase such shares. The Committee shall make any such arrangements with the Trustee as may be appropriate to pass such voting or tender offer rights through to a Participant. In the event a Participant fails to vote his shares or fails to indicate his preference with respect to a tender offer, the Trustee shall vote the Participant's shares or tender his shares in the same proportions as those Plan Participants who did respond, cast their votes or tendered their shares.

                                   Article VI
                              Participant Accounts
                              --------------------

6.1 Individual Accounts. The Committee shall create and maintain (or direct to be created and maintained) individual accounts as records for disclosing the interest in the Trust of each Participant, former Participant and Beneficiary. Such accounts shall record credits and charges in the manner herein described. When appropriate, a Participant shall have six separate accounts, a Restricted Employer Contribution Account, an Unrestricted Employer Contribution Account, a Participant Pre-Tax Contribution Account, a Participant Post-Tax Contribution Account, a Rollover Account and a Global Stock Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust to each account shall not be required.

6.2  Account Adjustments. Participant Accounts shall be adjusted as follows:

     (a) Earnings: The earnings (including losses as well as gains) of the Trust shall be allocated to the Participant Accounts of Participants who have balances in their Accounts on each Valuation Date. The allocation shall be made in the proportion that the amounts in each Participant Account bear to the total amounts in all of the Participant Accounts similarly invested. In determining the value of Plan assets, each valuation shall be based on the fair market value of assets in the Trust on the Valuation Date.

          Notwithstanding the foregoing paragraph or any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Trust Fund will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article V shall be effective upon receipt by the Daily Pricing Media. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this Section 6.2(a) shall apply only to the extent, if any, that assets of the Trust Fund are not invested in Daily Pricing Media.

     (b) Participating Employer Contributions: If Daily Pricing Media is in effect as described in Section 6.2(a) of the Plan, Employer Fixed, Matching and Profit Sharing Contributions will be invested at the time of actual receipt by the Daily Pricing Media. If Daily Pricing Media is not in effect, as of the end of each month the Employer Fixed, Matching and Profit Sharing Contributions on behalf of a Participant during the month shall be allocated to the Participant's Restricted Employer Contribution Account.

     (c) Participant Contributions: If Daily Pricing Media is in effect as described in Section 6.2 (a) of the Plan, a Participant's contributions will be invested at the time of actual receipt by the Daily Pricing Media. If Daily Pricing Media is not in effect, a Participant's contributions made during a month shall be allocated to his Pre-Tax or Post-Tax Contribution Account, as the case may be, as of the end of each month.

     (d) Distributions and Withdrawals: Distributions and withdrawals from a Participant's Account shall be charged to the account as of the date paid.

     (e) Forfeitures: As of the end of each Plan Year, Forfeitures which have become available during such Plan Year and are not required for allocation under Section 6.2(f) of the Plan below shall be used to reduce the Participating Employer's current or its next succeeding contributions to the Plan.

     (f) Forfeiture Account: In the event a Participant is entitled to receive a vested benefit pursuant to the terms of Section 7.2 of the Plan but later returns to the service of a Participating Employer prior to incurring five consecutive one year breaks in service, the nonforfeitable amount in his pre-termination Restricted Employer Contribution Account plus the amount of his Forfeiture at the time of termination shall be credited to a separate account as of the end of the Plan Year when he returns. The restoration of the Forfeiture shall be made, first, from any other Forfeitures arising in such Year prior to disposition under Section 6.2(e) of the Plan and, if not available from such Forfeitures, from Participating Employer contributions for the Year. At any relevant time, the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                         X = P (AB + (R x D)) - (R x D)

          For purposes of applying this formula: P is the nonforfeitable percentage at the relevant time; AB is the account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution.

          The separate account need not be maintained after a Participant has incurred five consecutive one year breaks in service after the distribution of benefits to him. For purposes of this Section, a one year break in service means a Plan Year during which an Employee performs no services for a Participating Employer or an Affiliated Company.

6.3 Statements to Participants. On a periodic basis, but no less frequently than once during each Plan Year, the Committee (or its designee) will provide each Participant with a statement showing his interests in the Plan's various investment funds. The statement may show a Participant's interest in the Company Stock and Global Stock funds in terms of the number of shares of Company Stock and Global Stock, respectively, their dollar value, or both. As an alternative to showing the dollar or stock value of each account, the Committee in its discretion may express each Participant's interest in terms of units.

6.4 Transfer of Accounts Among Related Company Plans. If a Participant ceases to be within an eligible class of Participants under the Plan but becomes covered by a substantially similar 401(k) plan sponsored by the Company or any Affiliated Company, the Committee may in its sole discretion transfer the Participant's Account to the other 401(k) plan without the Participant's consent. Similarly, if a Participant in the Plan previously participated in another such 401(k) plan, the Participant's accounts in the other 401(k) plan may be transferred to the Plan without the Participant's consent. In any event, the value of the Participant's accounts subject to any such transfer shall be the same immediately following the transfer as they were immediately prior to the transfer and any other benefits, rights and features of the transferor plan which are "protected benefits" within the meaning of Code Section 411(d)(6) shall continue to apply to the transferred funds within the transferee plan. The timing and the mechanics of any transfer shall be within the sole discretion of the Committee.

                                  Article VII
                  Retirement or Other Termination of Employment
                  ---------------------------------------------

7.1 Retirement or Disability. If a Participant's employment with a Participating Employer is terminated (i) at or after his Normal Retirement Age, (ii) at or after his Early Retirement Age, or (iii) at an earlier age because of disability, the Participant's Account shall all be fully vested and he shall be entitled to receive the entire balance of such account in accordance with the provisions of Article IX. For purposes of this Section
     7.1 the term "disability" means a physical or mental condition which, in the judgment of the Committee, based on medical reports and other evidence satisfactory to the Committee, will permanently prevent an Employee from satisfactorily performing his usual duties for a Participating Employer and which entitle the Employee to receive Social Security disability benefits.

     If a Participant terminates employment, whether voluntarily or involuntarily, prior to suffering a disability or prior to age 55, he shall receive only that portion of his accounts that have become vested under
     Section 7.2 of the Plan.

7.2 Vested Benefits. If a Participant terminates employment with a Participating Employer before he reaches age 55 or suffers a disability, he shall be entitled to receive the entire amount credited to his Participant Pre-Tax Contribution Account, his Participant Post-Tax Contribution Account and his Rollover Account plus the amount in his Restricted Employer Contribution Account which has become vested. The vested amount in the Restricted Employer Contribution Account shall be determined in accordance with the provisions of Appendix B.

     If any Plan amendment changes the Plan's vesting schedule, each Participant in the Plan as of the date the new schedule is adopted shall have his vested percentage determined under the vesting schedule which provides him with the greatest vested benefit at any particular point in time.

     Any Forfeiture that may arise by virtue of the application of this Section shall be treated in accordance with the provisions of Section 6.2(e) of the Plan.

     Notwithstanding the foregoing, any benefit that is currently payable from the Plan to a recipient who cannot be located despite reasonable efforts to do so, shall be forfeited. All forfeitures with respect to lost Participants and Beneficiaries shall be used to reduce a Participating Employer's current or next succeeding contributions to the Plan. In the event the lost Participant or Beneficiary subsequently makes a claim for the forfeited benefits, the Participating Employer shall restore to the Plan the forfeited benefit plus earnings based on returns from the Plan's fixed income investment option from the date of forfeiture to the date the forfeited benefit is restored.

                                  Article VIII
                                      Death
                                      -----

8.1 Death While Actively Employed. If a Participant dies while actively employed, the Participant's Beneficiary will be entitled to receive 100% of the value of his Participant Account. This amount shall consist of the account's value as of the distribution date.

8.2 Death After Retirement. If a Participant dies after retirement, any benefit payable to the Participant's Beneficiary will depend upon the method that has been employed to distribute the value of his Participant Account in accordance with Article IX.

8.3 Beneficiary. If a Participant is married, his Beneficiary shall be his spouse who shall be entitled to receive his remaining account balance, upon the Participant's death. Upon the written election of the Participant, with his spouse's written consent, a Participant may designate another Beneficiary. This election and spousal consent must either be notarized or be witnessed by a Plan representative and returned to the Committee. If such election has been made or if the Participant is not married, the Participant will designate the Beneficiary (along with alternate Beneficiaries) to whom, in the event of his death, any benefit is payable hereunder. Each Participant has the right, subject to the spousal consent requirement noted above, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee, whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Committee. The interest of any Beneficiary who dies before the Participant will terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to the Plan will be paid to the spouse of the Participant if living at the time of payment, otherwise in equal shares to such children of the Participant as may be living at the time of payment; provided, however, that if there is no surviving spouse or child at the time of payment, such payment will be made to the estate of the Participant.

                                   Article IX
                               Payment of Benefits
                               -------------------

9.1 Form of Payment. Except as may be restricted by Sections 9.2 and 9.3 of the Plan, any Participant or, if the choice is his, any Beneficiary who is entitled to receive benefits under Articles VII or VIII may elect to receive the amount in the Participant Account in accordance with one of the following elections, all of which shall be actuarial equivalents:

     OPTION A: A lump sum.

     OPTION B: Periodic payments of substantially equal amounts for a specified number of years not in excess of 20. Such periodic payments shall be made at least annually. In the event periodic payments are elected, the Participant shall direct how the remaining balance of his account is to be invested.

     OPTION C: With respect to any accounts transferred to the Plan from the Prior Plan, any option available under the other plan as set forth in Appendix B, but only with respect to the portion of the transferred funds from the Prior Plan as to which such option was available under the Prior Plan. Amounts allocated to a Participant Account after the transfer date of such funds shall be paid out only under Option A or Option B.

9.2 Option C Requirements for Married Participants. If a married Participant elects an annuity under Option C, unless he makes a written election, as outlined below, to the contrary his form of benefit shall be a Qualified Joint and Survivor Annuity. If benefits become payable on account of the death of a married Participant to whom an annuity option is available under Option C, the normal form of benefit shall be a Qualified Pre-Retirement Survivor Annuity.

     These benefits shall become automatically payable unless the Participant or his spouse, as the case may be, makes a written election within the Election Period to receive one of the alternate forms of benefits specified in Section 9.1 of the Plan or Appendix B. An election by the Participant must be consented to by his spouse in writing. The spouse's consent shall acknowledge the effect of the election and shall be either notarized or witnessed by a Plan representative. Failure to obtain the spouse's consent or the revocation of a previously designated optional method of payment shall result in payment of benefits in the form of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity, as the case may be, unless another election is made.

     To assist the Participant and his spouse in making any election with respect to waiving the Qualified Joint and Survivor Annuity, the Committee shall provide the Participant, not less than 30 nor more than 90 days before his 55th birthday a retirement application form describing the normal and optional forms of benefit payments, including their relative
     financial   effects  in  terms  of  dollars  per  annuity  payment  on  the
     Participant and his spouse. This form shall provide a place for the Participant to indicate his annuity starting date and the form of benefit he desires.

     A Participant may elect (with the consent of his or her spouse where spousal consent is required) to waive the requirement that a written explanation of certain payment options be provided at least 30 days before the annuity starting date (and the 30 day applicable election period for making certain elections) if the actual distribution commences more than seven days after the written explanation is provided.

     In the case of a Qualified Pre-Retirement Survivor Annuity, a substantially similar notice shall be provided to the Participant during the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35.

9.3 Payments from Company Stock Fund Account or Global Stock Account. If a recipient elects a lump sum payment under Option A of Section 9.1 of the Plan or installment payments under Option B of Section 9.1 of the Plan, payment from the Participant's Company Stock Fund Account or Global Stock Account, or both, may be made either in cash or in Company Stock or Global Stock, as applicable. If a person elects, or pursuant to Section 9.2 of the Plan is required, to receive any annuity option under Section 9.2 of the Plan or Option C, the amounts in his Company Stock Account or Global Stock Account, as applicable, shall be liquidated and combined with his amounts in all other investment funds to purchase an annuity contract pursuant to which only cash benefits will be paid.

9.4 Time of Payment. A Participant or Beneficiary who becomes entitled to receive a benefit at any time when the Participant Account is $5,000 or less will be cashed out for the full amount of the account balance as soon as administratively practicable. If the account balance is in excess of $5,000 it shall be paid prior to Normal Retirement Age only with the written consent of the Participant and, if married, with the consent of the Participant's spouse in a writing which acknowledges the effect of such consent and which is witnessed by a Plan representative or is notarized. In the case of death, the written consent of the Participant's Beneficiary shall be required for the distribution of amounts in excess of $5,000.

     Benefit payments shall normally begin not later than the April 1 following the calendar year during which the event giving rise to the eligibility for payment shall have occurred. In no event shall benefits begin later than 60 days after the close of the Plan Year in which the latest of the following occurs: (1) the Participant's attainment of age 65; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; (3) the termination of the Participant's service with a Participating Employer; or (4) the date specified in writing to the Committee by the Participant (but not later than the year in which he attains age 70 1/2 ).

     Distributions shall commence no later than the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment with the Participating Employer. Notwithstanding the foregoing, a 5% owner of the Participating Employer shall commence receipt of benefits no later than the Apri1 1 of the calendar year following the year he reaches age 70 1/2 even if he remains in the active employ of the Participating Employer.

     Notwithstanding any direction by the Participant to the contrary, all payments must be payable pursuant to a schedule whereby the entire amount in the Participant's Account is paid over a period that does not extend beyond the life of the Participant or over the lives of the Participant and any individual he has designated as his Beneficiary (or over the life expectancies of the Participant and his designated individual Beneficiary). In addition, unless the benefit is payable as a Qualified Joint and Survivor Annuity, the payment method selected must provide that more than 50% of the present value of the payments projected to be paid to the Participant and his Beneficiary will be paid to the Participant during his life expectancy.

     In the event of the death of a Participant, former Participant or Beneficiary while benefits are being paid under a schedule which meets the requirements of the preceding paragraph, payments shall continue pursuant to a schedule which is at least as rapid as the period selected. In the event of the death of a Participant or former Participant before benefit payments have commenced, any death benefit shall be distributed within five years of death unless the following conditions are met:

     (i) payments are made to an individual Beneficiary designated by the Participant;

     (ii) payments are made for the life of such individual Beneficiary or over a period not extending beyond his life expectancy; and

     (iii) payments commence within one year of death.

     If the designated Beneficiary is the Participant's spouse, payments will be paid within a reasonable period of time after the Participant's death, but may be delayed until the date the Participant would have attained age 70 1/2, if the Beneficiary so elects. If the spouse dies before payments begin, the rules of this paragraph shall be applied as if the spouse were the Participant. Notwithstanding the provisions of this Section, the distribution requirements of Code Section 401(a)(9) and the regulations thereunder are hereby incorporated by this reference and shall supersede any conflicting Plan provisions.

9.5 Death of Participant Prior to Receiving Full Distribution. Except as provided in Section 8.2 of the Plan, if a Participant dies after having terminated employment and prior to receiving a distribution of his Participant Account, then the payments that would otherwise have been made to the Participant will be made to his Beneficiary, or, in the absence of a Beneficiary, to his estate in accordance with applicable state law.

9.6 QDROs. Benefits shall be payable under the Plan to an alternate payee pursuant to the terms of any qualified domestic relations order ("QDRO"). The Committee has the responsibility for determining if a domestic relations order is qualified and whether its payment terms are consistent with the terms of the Plan. If appropriate, the amounts subject to a QDRO may be segregated from the Participant's Account and placed in a separate account for the benefit of the alternate payee who shall thereupon be treated for Plan purposes as a Participant. Any amounts payable to an alternate payee may, at the alternate payee's request, be paid from the Plan immediately pursuant to the terms of the QDRO and the Plan.

9.7 Direct Rollovers from the Plan. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated
     Beneficiary,  or  for  a  specified  period  of  ten  years  or  more;  any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company securities); and any withdrawal on account of hardship as described in Code Section 401(k)(2)(B)(i)(IV).

     An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     For these purposes, a Participant includes an Employee or former Employee who has an account balance in the Plan. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a QDRO, as defined in Section 414(p) of the Code, are Participants with respect to the interest of the spouse or former spouse. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

                                   Article X
                     Withdrawals and Loans During Employment
                     ---------------------------------------

10.1 Age 59 1/2 Withdrawals. A Participant who has reached age 59 1/2 but who has not yet terminated employment may withdraw all or a portion of his vested accumulated account balance under the Plan subject to the limitations specified in Section 10.4 of the Plan.

10.2 Participant Post-Tax Contributions. A Participant may, by filing a request with the Committee, signed by the Participant and the Participant's spouse, elect to withdraw amounts in his Participant Post-Tax Contribution Account as follows:

     (a)  Contributions.  A  withdrawal  of up to 100% of  Participant  Post-Tax
          Contributions   or,  if  less,   100%  of  the  then   value  of  such
          contributions may be made from the Plan.

     (b) Earnings. A withdrawal of up to 100% of the earnings on Post-Tax Contributions may be made by a Participant from the Plan.

10.3 Participant Pre-Tax Contributions. No earnings in a Participant's Pre-Tax Contribution Account may be withdrawn prior to age 59 1/2. A Participant may withdraw his Pre-Tax Contributions from his Participant Pre-Tax Contribution Account prior to age 59 1/2 only if the withdrawal is made on account of an immediate and heavy financial need of the Participant that cannot be satisfied from other resources available to the Participant. For purposes of this Section an immediate and heavy financial need shall mean
     (1) expenses incurred for medical care or necessary to obtain medical care for a Participant, a Participant's spouse or a Participant's dependent; (2) the purchase of a Participant's principal residence; (3) tuition and related educational fees for post-secondary education but only for the next 12 months for a Participant, a Participant's spouse or a Participant's dependent, or remedial school tuition; (4) prevention of eviction or mortgage foreclosure; (5) expenses arising from the death of a spouse or dependent; (6) financial loss due to a sudden catastrophe; (7) extraordinary legal expenses; (8) adoption expenses; (9) any other need recognized by the Internal Revenue Service in documents of general applicability. A Participant will be deemed to lack other resources if all of the following conditions are satisfied: (1) the Participant must have obtained all distributions (except hardship) and all nontaxable loans available from all plans of any Participating Employer; (2) the Participant may not make any contributions to any plan of any Participating Employer for at least 12 months following the hardship withdrawal and (3) the dollar limit on pre-tax contributions ($10,500 as indexed for inflation after
     2001) for the calendar year following the hardship shall be reduced by the amount of the hardship withdrawal. If the foregoing conditions are not satisfied, the Committee may reasonably rely on statements and representations made by the Participant with respect to his lack of other financial resources. The amount of the withdrawal cannot exceed the amount required to relieve the financial need (including any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

10.4 Limitations on In-Service Withdrawals.

     (a) No more than two in-service withdrawals are permitted in any one Plan Year.

     (b) No withdrawal will be permitted under this Article unless the amount to be withdrawn is at least $200 or 100% of the aggregate value of the Participant's relevant account from which withdrawals are being requested if such value is less than $200.

     (c) Unless otherwise specified by the Participant, any withdrawal of Participant contributions from his Participant Post-Tax Contribution Account will be satisfied first by a withdrawal of his pre-1987 contributions, if any, and then by a withdrawal of his post-1986 contributions and/or earnings on contributions.

     (d) Any withdrawal from a Participant's Post-Tax Contribution Account will result in an automatic suspension of the Participant's right to make future Plan contributions for a period of six months from the date of the withdrawal. During the period of suspension, Employer Matching Contributions will also be suspended. Finally, after the Participant resumes making contributions to the Plan, no make-up contributions will be permitted for the period of the suspension.

10.5 Fund to be Charged with Withdrawal. A Participant may specify the investment fund or combination of funds to which a withdrawal is to be charged. If the Participant fails to make any designation, a distribution will be made out of the Participant's interest in each of the funds in proportion to the Participant's share in these funds.

10.6 Loans to Participants. The Trustee shall, if the Committee directs, make a loan to a Participant from any or all of the Participant's Accounts subject to such rules as the Committee may prescribe and subject to the following conditions:

     (a) An application for a loan by a Participant shall be made in writing to the Committee, or through telephonic or electronic processing, as the Committee may determine;

     (b)  Loans will be granted only to active Participants;

     (c) A loan must be for a minimum of $500, only two loans (only one for the purchase of a principal residence) may be outstanding at any one time, and no refinancings will be permitted except as may be specifically permitted by the Committee;

     (d) No loan shall be made to the extent that such loan when added to all other loans to the Participant would exceed the lesser of (1) 50% of the vested amounts in the Participant's Account under the Plan or (2) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans to the Participants on the date the loan is made. In determining whether the foregoing loan limits are satisfied, all loans from all plans of a Participating Employer and of any Affiliated Company shall be aggregated;

     (e) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five years except that a loan may be granted for a period not to exceed 25 years if the proceeds are used to purchase the Participant's principal residence;

     (f) All loans must be repaid under a substantially level amortization period with payments being made at least quarterly;

     (g) Each loan shall be made against collateral being the assignment of 50% of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee and/or such other collateral as the Committee may require;

     (h) Each loan shall bear interest at a rate fixed by the Committee. The rate shall be commensurate with the rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates granted at different times and to Participants in differing circumstances may vary depending on such differences;

     (i) A loan shall be treated as a directed investment by the borrower with respect to his accounts. The interest paid on the loan shall be credited to the borrower's accounts and he shall not share in the earnings of the Plan's assets with respect to the amounts borrowed and not yet repaid;

     (j) A loan to a married Participant requires the written, notarized consent of the Participant's spouse;

     (k) No distribution shall be made to any Participant, former Participant or Beneficiary unless and until all unpaid loans, including accrued interest thereon, have been liquidated or offset against the account;

     (l) The Committee may, in its discretion, charge a fee to process and maintain Plan loans, which shall be deducted from the accounts of Participants who take loans. The amounts of such fees shall be determined from time to time by the Committee; and

     (m)  Loan  repayments  will be suspended  under the Plan as permitted under
          Section 414(u)(4) of the Code.

                                   Article XI
                               Plan Administration
                               --------------------

11.1 Appointment of Committee. The Board shall appoint a committee to administer the Plan. Any person, including an officer or other employee of a Participating Employer, is eligible for appointment as a member of the Committee. Such members shall serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Board. Vacancies in the Committee shall be filled by the Board.

11.2 Named Fiduciary and Plan Administrator. The Committee shall be the named fiduciary and plan administrator as these terms are used in ERISA. The Committee shall appoint a Secretary who shall also be the agent for the service of legal process.

11.3 Powers and Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board or some other person. The Committee's powers include the power to make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan.

     The Committee shall notify the Trustee of the liquidity and other requirements of the Plan from time to time.

11.4 Operation of Committee. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or without a meeting. Any action taken without a meeting shall be reflected in a written instrument signed by a majority of the members of the Committee. A member of the Committee who is also a Participant shall not vote on any question relating specifically to himself. Any such question shall be decided by the majority of the remaining members of the Committee. The Committee may authorize any one or more of its members to execute any document on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. The Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs.

     The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.

11.5 Power to Appoint Advisers. The Committee may appoint such actuaries, accountants, attorneys, consultants, other specialists and such other persons as it deems necessary or desirable in connection with the administration of the Plan. Such persons may, but need not, be performing services for a Participating Employer. The Committee shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such actuary, accountant, attorney, consultant or other specialist.

11.6 Expenses of Plan Administration. The members of the Committee shall serve without compensation for their services as such, but their reasonable expenses shall be paid by the Company. To the extent not paid from Fund assets, as determined from time to time by any Board-appointed committee, all reasonable expenses of administering the Plan shall be paid by the Company, including, but not limited to, fees of the Trustee, accountants, attorneys, consultants, and other specialists.

11.7 Duties of Fiduciaries. All fiduciaries under the Plan and Trust shall act solely in the interests of the Participants and their Beneficiaries and in accordance with the terms and provisions of the Plan and Trust Agreement insofar as such documents are consistent with ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.

11.8 Liability of Members. No member of the Committee shall incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary duty. To the extent not covered by insurance, the Company shall indemnify each member of the Committee and any Board-appointed committee and any Employee acting on their behalf against any and all claims, loss, damages, expense and liability arising from any action or failure to act.

11.9 Allocation of Responsibility. The Board, Trustee, Investment Manager and the committees established to administer the Plan possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under the Plan that each be solely responsible for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its own fiduciary duty.

     (a) Generally, the Board shall be responsible for appointing the members of the committees it may establish to administer the Plan. If the Plan shall at any time permit Employees to invest any portion of Plan assets in Company securities, the Board shall have sole authority to terminate the Plan and to make any discretionary amendments, while any Board-appointed committee given such authority shall have authority for making non-discretionary amendments and for recommending to the Board any other Plan amendments it deems appropriate.

     (b) The Board-appointed committees so authorized shall have the responsibilities of making Plan amendments not specifically reserved to the Board in the preceding Subsection, including sole discretion to amend the Plan if Employees are not authorized to invest Plan assets in Company securities, to select Investment Managers, to direct the Trustee and the Investment Managers with respect to all matters relating to the investment of Plan assets, to review and report to the Board on the investment policy and performance of Plan assets and generally to administer the Plan according to its terms.

     (c) The Trustee or the Investment Manager, as the case may be, is responsible for the management and control of the Plan's assets as specifically provided in the Trust Agreement or investment manager agreement.

     (d) The Board may dissolve any committee it appoints or reserve to itself any of its powers previously delegated to a Board-appointed committee. In addition, the Board may reorganize the committees it establishes from time to time and reallocate their responsibilities among them or assign them to other persons or committees provided that the Committee shall at all times continue as plan administrator and named fiduciary as these terms are defined in ERISA unless the Board formally amends the Plan to reallocate these responsibilities. The Board and the various committees may designate persons, including committees, other than named fiduciaries to carry out their responsibilities (other than trustee responsibilities) under the Plan.

11.10Claims Review Procedure. The Committee shall maintain a procedure under which any Participant or Beneficiary may assert a claim for benefits under the Plan. Any such claim shall be submitted in writing to the Committee within such reasonable period as the rules of the Committee may provide. The Committee shall take action on the claim within 60 days following its receipt and if it is denied shall at such time give the claimant written notice which clearly sets forth the specific reason or reasons for such denial, the specific Plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, an explanation of why such additional information is needed, and an explanation of the Plan's claims review procedure. The review procedure shall allow a claimant at least 60 days after receipt of the written notice of denial to request a review of such denied claim, and the Committee shall make its decision based on such review within 60 days (120 days if special circumstances require more time) of its receipt of the request for review. The decision on review shall be in writing and shall clearly describe the reasons for the Committee's decision.

                                  Article XII
                            Amendment and Termination
                            -------------------------

12.1 Right to Amend or Terminate. Any amendment may be made to the Plan which does not cause any part of the Plan's assets to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants, or Beneficiaries, provided however, that any amendment may be made, with or without retroactive effect, if such amendment is necessary or desirable to comply with applicable law and provided further that any amendment shall be consistent with the terms and conditions of any relevant collective bargaining agreement whose terms and conditions are not in conflict with applicable law. Except in the case where approved by the Secretary of Labor because of substantial business hardship, as provided in
     Section 412(c)(8) of the Code, no amendment shall be made to the Plan if it would decrease the accrued benefit of any Participant, eliminate or reduce an early retirement benefit or eliminate an optional form of benefit as may be provided in regulations under Code Section 411(d)(6). If any provisions of the Plan relating to the percentage of a Participant's accrued benefit that is vested are changed, any Participant with at least three years of service may elect, by filing a written request with the Committee within 60 days after the later of (1) the date the amendment was adopted, (2) the date the amendment was effective, or (3) the date the Participant received written notice of such amendment, to have his vested interest computed under the provisions of the Plan as in effect immediately prior to such amendment.

12.2 Full Vesting Upon Termination of Plan. Upon full or partial termination of the Plan or upon complete discontinuance of Participating Employer contributions, each affected Participant will become 100% vested in the value of his Participant Account as of the Valuation Date next following such termination or discontinuance.

                                  Article XIII
                              Top-Heavy Provisions
                              --------------------

13.1 Rules to Apply if Plan is Top-Heavy. Notwithstanding any other relevant provision of the Plan to the contrary, the following rules will apply for any Plan Year that the Plan becomes "top-heavy" (as defined in Section 13.2 of the Plan):

     (a) Vesting. Vesting will remain 100% at all times after completion of six months' service.

     (b) Minimum Contributions. For each top-heavy Plan Year the minimum contribution allocated to the Participant Account of each non-key Employee shall be equal to or greater than the lesser of the following amounts:

          (i)  3% of such non-key Employee's compensation; or

          (ii) the highest percentage-of-compensation allocation made to the Participant Account of any key Employee.

          If the highest rate allocated to a key Employee is less than 3% of compensation, amounts contributed as a result of a salary reduction agreement shall be included in determining the rate of contribution on behalf of key Employees. For purposes of this Subsection, "compensation" shall have the same meaning as in Section 4.4 of the Plan. Minimum contributions will be made to Participant's Account without regard to his level of compensation or his hours of service during a Plan Year.

     (c)  Limitation  on  Benefits.  In applying  the dollar  limitations  under
          Section 415(e) of the Code, the 1.25 limitation shall be supplanted by a 1.0 limitation for each year during which the Plan is top-heavy.

     (d) Maximum Compensation. The maximum annual compensation of each Employee that may be taken into account under the Plan shall not exceed $170,000 (or such larger amount based on cost of living adjustments as may be permitted under the Code).

13.2 Top-Heavy Definition. For purposes of this Section, the Plan will be considered "top-heavy" if on any given determination date (the last day of the preceding Plan Year or, in the case of the Plan's first year, the last day of such Year) the sum of the account balances for key Employees is more than 60% of the sum of the account balances of all Employees, excluding former key Employees. The account balances shall include distributions made during any given Plan Year containing the determination date and the preceding four Plan Years but shall not include the account balances for any person who has not received any compensation from any Participating Employer at any time during the five-year period ending on the determination date. The method of determining the top-heavy ratio shall be made in accordance with Code Section 416.

     In making the top-heavy calculation, (a) all the Participating Employer's plans in which a key Employee participates shall be aggregated with all other Participating Employer plans which enable a plan in which a key Employee participates to satisfy the Code's non-discrimination requirements; and (b) all Participating Employer plans not included in subparagraph (a), above, may be aggregated with the Participating Employer's plans included in subparagraph (a), above, if all of the aggregated plans would be comparable and satisfy the Code's non-discrimination requirements.

13.3 Key Employee Definition. A key Employee will be, for the purpose of this Article, any Employee or former Employee who at any time during the Plan Year containing the determination date or the four preceding Plan Years is such within the meaning of Code Section 416. As of the effective date, the term key Employee includes the following individuals:

     (a) an officer (but not more than 50 persons or, if lesser, the greater of 3% or 10% of Employees) having an annual compensation greater than 50% of the dollar limit for benefits payable from a defined benefit plan under Code Section 415(b)(1)(A);

     (b) one of ten Employees who has annual compensation from the Participating Employer of more than the amount in effect under Code
          Section 415(c)(l)(A) owning the largest interests of the Participating Employer. The Employee having the greater annual compensation from the Participating Employer shall be considered to own the larger interest in the Participating Employer if two or more Employees had the same ownership interest in the Participating Employer;

     (c)  a 5% owner of the Participating Employer; and

     (d) a 1% owner of the Participating Employer whose annual compensation from the Participating Employer exceeds $170,000.

13.4 Relationship of the Normal and the Top-Heavy Vesting Schedules. If the Plan's top-heavy status changes and this change alters the Plan's normal vesting schedule, no Participant's vested accrued benefit immediately prior to such change in status shall be diminished on account of the change in the vesting schedule. In addition, the vesting for each Participant in the Plan at the time of the change in status shall be determined under whichever schedule provides the greatest vested benefit at any particular point in time.

13.5 Participation in Other Plans. A non-key Employee who participates in both a defined contribution plan and a defined benefit plan of the Participating Employer shall not be entitled to receive minimum benefits and/or minimum contributions under all such plans. Instead, the Employee shall receive a minimum benefit equal to the lesser of 20% of such non-key Employee's average compensation or 2% of his average compensation multiplied by his number of Years of Service, as set forth in such defined benefit plan.

                                  Article XIV
                               General Provisions
                               ------------------

14.1 Employment Relationship. Nothing contained herein will be deemed to give any Employee the right to be retained in the service of a Participating Employer or to interfere with the rights of a Participating Employer to discharge any Employee at any time.

14.2 Non-Alienation of Benefits. Except as provided in Section 9.6 of the Plan, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant's bankruptcy, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust shall not in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. Nothing in this Section shall preclude payment of Plan benefits pursuant to a qualified domestic relations order pursuant to
     Section 9.6 of the Plan.

14.3 Use of Masculine and Feminine; Singular and Plural. Wherever used in the Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

14.4 Plan for Exclusive Benefit of Employees. No part of the corpus or income of the Trust will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries. Anything in the foregoing to the contrary notwithstanding, the Plan and Trust are established on the express condition that they will be considered, by the Internal Revenue Service, as initially qualifying under the provisions of the Code. In the event that the Internal Revenue Service issues an unfavorable determination with respect to a timely request for a determination that the amended and restated Plan and Trust qualify under the Code, the Plan and Trust will be of no effect and the value of all contributions made by a Participating Employer and Participants since the amendment and restatement will be returned to the Participating Employer and Participants, respectively, within one year from the date of the denial of the determination request. Furthermore, if, or to the extent that, a Participating Employer's tax deduction for contributions made to the Plan is disallowed, the Participating Employer will have the right to obtain the return of any such contributions (to the extent disallowed) for a period of one year from the date of disallowance. All Participating Employer contributions to the Plan are contingent upon their deductibility under the Code. Finally, if a Participating Employer's contribution to the Plan is made by a mistake in fact, the Participating Employer will have the right to obtain the return of such contribution for a period of one year from the date the contribution was made.

14.5 Nonduplication of Benefits. In no event shall benefits under the Plan duplicate benefits under the Prior Plan or any other plan.

14.6 Merger or Consolidation of Plan. There will be no merger or consolidation with, or transfer of any assets or liabilities to, any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if the Plan were then terminated which is at least equal to the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer as if the Plan had been terminated.

14.7 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian.

14.8 Governing Law. To the extent that Delaware law has not been preempted by ERISA, the provisions of the Plan will be construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

                                   APPENDIX A

                             Participating Employers

                                                              Effective Date of
                         Name of Employer                       Participation
                         ----------------                     -----------------

        Frontier Communications of AuSable Valley, Inc.            6/29/01
        Frontier Communications of Illinois, Inc.                  6/29/01
        Frontier Communications of Iowa, Inc.                      6/29/01
        Frontier Communications of Lakeside, Inc.                  6/29/01
        Frontier Communications of Michigan, Inc.                  6/29/01
        Frontier Communications - Midland, Inc.                    6/29/01
        Frontier Communications of Minnesota, Inc.                 6/29/01
        Frontier Communications of Mt. Pulaski, Inc.               6/29/01
        Frontier Communications of New York, Inc.                  6/29/01
        Frontier Communications - Prairie, Inc.                    6/29/01
        Frontier Communications of Sylvan Lake, Inc.               6/29/01
        Frontier Telephone of Rochester, Inc.                      6/29/01

                                   APPENDIX B

                                 SCHEDULE B (1)

                 FRONTIER COMMUNICATIONS OF AUSABLE VALLEY, INC.

Class of Eligible Employees: Employees must be within a unit covered by a collective bargaining agreement that provides for coverage of such Employees by the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):


                            2000:  3% of Compensation
                            2001:  3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Discretionary Contributions:  None.

Form of Employer Contributions: All Employer contributions will be made in Restricted Stock.

Vesting Schedule:  100% immediately.

Payment Option C: A straight life annuity on the life of the Participant is the only Option C benefit available.

                                  SCHEDULE B(2)

                    FRONTIER COMMUNICATIONS OF ILLINOIS, INC.


Class of Eligible Employees: Those Employees who are represented by the Local 51 of the International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1997:           $3,000
                  1998:           3% of Compensation
                  1999:           3% of Compensation
                  2000:           3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional options apply to account balances under the Prior Plan as of December 31, 1994:

     o Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

     o    A straight life annuity for unmarried Participants.

     o A Qualified Joint and 50% Survivor Annuity for married Participants with the Participant's spouse as the contingent annuitant.

                                 SCHEDULE B (3)

                      FRONTIER COMMUNICATIONS OF IOWA, INC.


Class of Eligible Employees: Those Employees who are represented by the CWA Local 7171 bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions: Each payroll period the Employer shall contribute one-half of 1% of the payroll period Compensation of each of its Employees in the class of eligible Employees.

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: To the extent required or permitted in a relevant collective bargaining agreement, Frontier Communications of Iowa, Inc. may contribute each year in its discretion the same flat dollar amount or percentage of Compensation for each of its eligible Employees.

Retention Incentive Contributions: To the extent required in a relevant collective bargaining agreement, Frontier Communications of Iowa, Inc. shall contribute each year as a Retention Incentive Contribution the same flat dollar amount to the account of each Employee who satisfies the eligibility requirements for such Retention Incentive Contribution under the terms of such collective bargaining agreement. Such Retention Incentive Contribution shall be treated as a Profit Sharing Contributions for all other purposes of the Plan.

Vesting Schedule:  100% immediately.

Payment Option C:  None.

                                 SCHEDULE B (4)

                    FRONTIER COMMUNICATIONS OF LAKESIDE, INC.


Class of Eligible Employees: Those Employees who are represented by the Local 51 of the International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1997:              $3,000
                  1998:              3% of Compensation
                  1999:              3% of Compensation
                  2000:              3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: The Employer stall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional options apply to account balances under the Prior Plan as of December 31, 1994:

     o Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

     o    A straight life annuity for unmarried Participants.

     o A Qualified Joint and 50% Survivor Annuity for married Participants with the Participant's spouse as the contingent annuitant.

                                 SCHEDULE B (5)

                    FRONTIER COMMUNICATIONS OF MICHIGAN, INC.


Class of Eligible Employees: Those Employees who are represented by Local 1106 of the International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1997:               $750
                  1998:               3% of Compensation
                  1999:               3% of Compensation
                  2000:               3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C:  None.

                                 SCHEDULE B (6)

                     FRONTIER COMMUNICATIONS - MIDLAND, INC.


Class of Eligible Employees: Those Employees who are represented by the Local 51 of the International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1997:            $3,000
                  1998:            3% of Compensation
                  1999:            3% of Compensation
                  2000:            3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional options apply to account balances under the Prior Plan as of December 31, 1994:

     o Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

     o    A straight life annuity for unmarried Participants.

     o A Qualified Joint and 50% Survivor Annuity for married Participants with the Participant's spouse as the contingent annuitant.

                                  SCHEDULE B(7)

                   FRONTIER COMMUNICATIONS OF MINNESOTA, INC.


Class of Eligible Employees: Those Employees who are represented by the CWA Local 7270 bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions: Each payroll period the Employer shall contribute one-half of 1% of the payroll period Compensation of each of its Employees in the class of eligible Employees.

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: To the extent required or permitted in a relevant collective bargaining agreement, Frontier Communications of Minnesota, Inc. may contribute each year in its discretion the same flat dollar amount or percentage of Compensation for each of its eligible Employees.

Retention Incentive Contributions: To the extent required in a relevant collective bargaining agreement, Frontier Communications of Minnesota, Inc. shall contribute each year as a Retention Incentive Contribution the same flat dollar amount to the account of each Employee who satisfies the eligibility requirements for such Retention Incentive Contribution under the terms of such collective bargaining agreement. Such Retention Incentive Contribution shall be treated as a Profit Sharing Contributions for all other purposes of the Plan.

Vesting Schedule:  100% immediately.

Payment Option C:  None.

                                 SCHEDULE B (8)

                  FRONTIER COMMUNICATIONS OF MT. PULASKI, INC.


Class of Eligible Employees: Employees must be within a unit covered by a collective bargaining agreement that provides for coverage of such Employees by the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1997:           $3,000
                  1998:           3% of Compensation
                  1999:           3% of Compensation
                  2000:           3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional options apply to account balances under the Prior Plan as of December 31, 1994:

     o Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

     o    A straight life annuity for unmarried Participants.

     o A Qualified Joint and 50% Survivor Annuity for married Participants with the Participant's spouse as the contingent annuitant.

                                 SCHEDULE B (9)

                    FRONTIER COMMUNICATIONS OF NEW YORK, INC.


Class of Eligible Employees: Those Employees who are represented by the Local 503 International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1998:           None
                  1999:           3% of Compensation
                  2000:           3% of Compensation

Matching Contributions (Employer): The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions (Employer):  None

Vesting Schedule:  100% immediately.

Payment Option C: With respect to the portion of a Participant's Account balance transferred to the Plan from the Prior Plan attributable to amounts that were originally transferred to the Prior Plan from the Frontier Communications of New York, Inc. Employee Savings and 401(k) Plan, periodic partial distributions are available prior to termination of employment as follows:

          c. Periodic Partial Distributions. If an Employee so elects during the month of November of the fourth Plan Year in which he has been a Participant, or during the month of November of any Plan Year thereafter, there shall be distributed to him all the fully vested amounts in all accounts as of December 31, 1997 other than, if he has not reached age 59 1/2, his Tax-Deferred Contribution Account attributable to the Plan Year ending three years prior to the end of the Plan Year in which such election is made. Such an election shall be made on a form provided for this purpose and shall be signed by the Employee and delivered to the Committee. For purposes of determining the amount of the distribution, all valuations shall be made as of the last Valuation Date in the Plan Year in which the election is made. Such distribution will involve no forfeiture by the Employee and will not affect his withdrawal rights under other provisions of the Plan.

                                 SCHEDULE B(10)

                     FRONTIER COMMUNICATIONS - PRAIRIE, INC.


Class of Eligible Employees: Those Employees who are represented by the Local 51 of the International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1997:       $3,000
                  1998:       3% of Compensation
                  1999:       3% of Compensation
                  2000:       3% of Compensation

Matching Contributions: The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional options apply to account balances under the Prior Plan as of December 31, 1994:

     o Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

     o    A straight life annuity for unmarried Participants.

     o A Qualified Joint and 50% Survivor Annuity for married Participants with the Participant's spouse as the contingent annuitant.

                                 SCHEDULE B(11)

                  FRONTIER COMMUNICATIONS OF SYLVAN LAKE, INC.


Class of Eligible Employees: Those Employees who are represented by the Local 320 International Brotherhood of Electrical Workers bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions (Employer):

                  1998:          None
                  1999:          3% of Compensation
                  2000:          3% of Compensation

Matching Contributions (Employer): The matching contribution will be equal to 100% of the first 3% of a Participant's Compensation that he elects to contribute to the Plan.

Profit Sharing Contributions (Employer):  None

Vesting Schedule:  100% immediately.

Payment Option C: A straight life annuity on the life of the Participant is the only Option C benefit available.

                                 SCHEDULE B(12)

                    FRONTIER TELEPHONE OF ROCHESTER, INC./CWA


Class of Eligible Employees: Those Employees who are represented by the CWA Local 1170 bargaining unit are eligible to participate in the Plan.

Eligibility: An eligible Employee will begin participation in the Plan on the first day of the month coincident with or next following his completion of 30 days of employment.

Fixed Contributions: Each payroll period the Employer shall contribute one-half of 1% of the payroll period Compensation of each of its Employees in the class of eligible Employees.

Matching Contributions: Each payroll period the Employer shall contribute for each of its Employees in the class of eligible Employees 100% of such Employee's contribution up to the first 3% of Compensation.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional payment options are available to a Participant under Option C:

     o    A straight life annuity.

     o A reduced retirement income payable monthly during his life with the provision that in the event of his death prior to receiving 120 monthly installments, the remainder thereof shall be paid to his beneficiary.

     o For married Participants, a reduced retirement income, payable during his life, with the provision that after his death such reduced income shall be continued during the life of, and shall be paid to, the Participant's spouse.

                                 SCHEDULE B(13)

                   FRONTIER TELEPHONE OF ROCHESTER, INC./RTWA


Class of Eligible Employees: Those Employees who are represented by the RTWA bargaining unit are eligible to participate in the Plan.

Eligibility: Eligible Employees will begin participation in the Plan on their employment date.

Fixed Contributions: Each payroll period the Employer shall contribute one-half of 1% of the payroll period Compensation of each of its Employees in the class of eligible Employees.

Matching Contributions: Each payroll period the Employer shall contribute for each of its Employees in the class of eligible Employees 100% of such Employee's contribution up to the first 3% of Compensation, and 50% of such Employee's contributions up to the next 2% of Compensation.

Profit Sharing Contributions: The Employer shall contribute such contributions depending on the attainment of financial objectives in accordance with the terms of the relevant collective bargaining agreement.

Vesting Schedule:  100% immediately.

Payment Option C: The following additional payment options are available to a Participant under Option C:

     o    A straight life annuity.

     o A reduced retirement income payable monthly during his life with the provision that in the event of his death prior to receiving 120 monthly installments, the remainder thereof shall be paid to his beneficiary.

     o For married Participants, a reduced retirement income, payable during his life, with the provision that after his death such reduced income shall be continued during the life of, and shall be paid to, the Participant's spouse.


                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----

INTRODUCTION          ...............................................................................1

Article I             Definitions....................................................................2

Article II            Eligibility....................................................................8

Article III           Participation and Participant Contributions....................................9

Article IV            Participating Employer Contributions..........................................12

Article V             Investment of Contributions...................................................20

Article VI            Participant Accounts..........................................................22

Article VII           Retirement or Other Termination of Employment.................................25

Article VIII          Death.........................................................................26

Article IX            Payment of Benefits...........................................................27

Article X             Withdrawals and Loans During Employment.......................................31

Article XI            Plan Administration...........................................................35

Article XII           Amendment and Termination.....................................................38

Article XIII          Top-Heavy Provisions..........................................................39

Article XIV           General Provisions............................................................42

Appendix A  Participating Employers................................................................A-1

Appendix B  Plan Features Unique to Participating Employers........................................B-1


                                       i